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                                EXHIBIT 23.1

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                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Farah Incorporated:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated December 16, 1994, incorporated by reference in Farah Incorporated's Form 10-K for the year ended November 4, 1994, and to all references to our firm included in this registration statement.

ARTHUR ANDERSEN LLP

Dallas, Texas
July 10, 1995